Exhibit 10.1

Amendment To

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered into between PLx Opco Inc., a Delaware corporation, formerly known as PLx Pharma Inc. (“Company”), and Gary Mossman (“Executive”) for the purpose of amending that one certain Amended and Restated Employment Agreement dated May 13, 2016 (the “Agreement”). Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Agreement.

1.     Amendment. The Agreement is hereby amended, as follows:

(a)	The first sentence of Section 1 of the Agreement is amended in its entirety to read as follows:

The Executive’s employment hereunder shall be effective as of September 15, 2017 (the “Effective Date”) and shall continue until the second anniversary thereof, unless terminated earlier pursuant to Section 4 of this Agreement; provided that, on such second anniversary of the Effective Date and each annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year each, unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

(b)	The first sentence of Section 2.1 of the Agreement is amended in its entirety to read as follows:

During the Employment Term, the Executive shall serve as Senior Advisor, reporting directly to the Chief Executive Officer of the Company (the “CEO”) and such other executives and officers as may be directed or designated by the CEO.

(c)	Section 3.1(b) of the Agreement is deleted.

(d)	Sections 4.1(c)(i) and (iv) of the Agreement are deleted.

2.     Ratification. Except as expressly amended above, the Agreement remains in full force and effect and the parties hereby ratify and confirm the terms of the Agreement.

The parties have executed this Amendment effective as of the 15th day of September, 2017.

PLX OPCO Inc.

By: /s/ Natasha Giordano
Natasha Giordano

EXECUTIVE

/s/ Gary Mossman
Gary Mossman